EXHIBIT 10.2
Amendment to the
BancorpSouth, Inc. Long-Term Equity Incentive Plan
     This Amendment (the “Amendment”) to the BancorpSouth, Inc. Long-Term Equity Incentive Plan (the “Plan”) is made by BancorpSouth, Inc. (the “Company”).
Recitals:
     WHEREAS, the Company has submitted a proposed amendment and restatement of the BancorpSouth, Inc. 1994 Stock Incentive Plan in the form of the Plan for approval by its shareholders at its annual meeting of shareholders that is scheduled for April 27, 2011;
     WHEREAS, the Company’s Board of Directors (the “Board”) has determined it to be in the best interest of the Company and its shareholders to amend the Plan, in accordance with recommendations of Institutional Shareholder Services, so that the vesting of awards under the Plan will not occur until the consummation of a transaction that would result in a change in control of the Company; and
     WHEREAS, pursuant to Section 10.6 of the Plan, the Board is authorized to amend the Plan in accordance with the terms of this Amendment without shareholder approval;
     NOW, THEREFORE, pursuant to the authorization of the Board by consent action taken on April 8, 2011, to be effective upon the approval of the Plan at its 2011 annual meeting of shareholders, the Plan is hereby amended by restating the definitions of “Change in Control” in Sections 8.3(a)(3) and 8.3(a)(4) of the Plan as follows:
     (3) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 65% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
     (4) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of its assets.
     Except as amended hereby, all terms and provisions of the Plan shall remain in full force and effect. In the event of a conflict between the provisions of the Plan and this Amendment, the provisions of this Amendment shall control.
     IN WITNESS WHEREOF, the undersigned officer of the Company has executed this amendment on April ___, 2011.

BancorpSouth, Inc.

By:

Its: